Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned, being a director and/or officer of Whirlpool Corporation, a Delaware corporation, hereby constitutes and appoints Roxanne L. Warner and Scott J. Dorfman as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign this registration statement on Form S-3 filed by Whirlpool Corporation pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents, this 23rd day of February, 2026.

/s/ Marc R. Bitzer Marc R. Bitzer	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Roxanne L. Warner Roxanne L. Warner	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Todd Tomczak Todd Tomczak	Vice President and Controller (Principal Accounting Officer)

/s/ Samuel R. Allen Samuel R. Allen	Director

/s/ Judith Buckner Judith Buckner	Director

/s/ Greg Creed Greg Creed	Director

/s/ Gerri T. Elliott Gerri T. Elliott	Director

/s/ Jennifer A. LaClair Jennifer A. LaClair	Director

/s/ John D. Liu John D. Liu	Director

/s/ James M. Loree James M. Loree	Director

/s/ Harish Manwani Harish Manwani	Director

/s/ John G. Morikis John G. Morikis	Director

/s/ Rudy Wilson Rudy Wilson	Director